UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015 (June 15, 2015)

QUANTUM MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52956	20-8195578
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3055 Hunter Road San Marcos, TX	78666
(address of principal executive offices)	(zip code)

214-701-8779
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Changes in Registrant’s Certifying Accountant

(1) Previous Independent Auditors:

a.	On June 15, 2015, the Board of Directors dismissed Messineo & Co., CPA’s LLC (“MESSINEO”) as the Company’s independent accountants.

b.	MESSINEO’s report on the financial statements for the years ended June 30, 2014 and 2013 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting.

c.	Our Board of Directors participated in and approved the decision to change independent accountants. Through the period covered by the financial review of financial statements of the quarterly period ending March 31, 2015, there have been no disagreements with MESSINEO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MESSINEO, would have caused them to make reference thereto in their report on the financial statements. Through the interim period June 15, 2015 (the date of dismissal of the former accountant), there have been no disagreements with MESSINEO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of MESSINEO would have caused them to make reference thereto in their report on the financial statements.

d.	We have authorized MESSINEO to respond fully to the inquiries of the successor accountant.

e.	During the interim period through June 15, 2015, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

f.	The Company provided a copy of the foregoing disclosures to MESSINEO prior to the date of the filing of this Report and requested that MESSINEO furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(2) New Independent Accountants:

a.	On June 15, 2015, the Company’s board approved engaging Weaver & Tidwell, LLP (“Weaver”) of Houston, Texas, as its new registered independent public accountant. During the years ended June 30, 2014, and 2013, and prior to June 15, 2015 (the date of the new engagement), we did not consult with Weaver regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by Weaver , in either case where written or oral advice provided by Weaver would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

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Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On June 15, 2015, the board of directors of the Company approved the employment agreement of Craig Lindberg, Chief Financial Officer. Pursuant to said agreement, Mr. Lindberg is receiving a monthly salary of $10,000 and he received options to purchase 14,300,000 shares of the Company’s common stock, exercisable at $.10 per share from the date of vesting through April 2, 2025. Vesting of these options shall occur one-third on April 2, 2016, one-third on April 2, 2017 and one-third on April 2, 2018, subject to earlier vesting in accordance with the terms of his employment agreement.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

10.1	Employment agreement with Craig Lindberg (filed herewith)

16.1	16.1 Letter of Messineo & Company (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM MATERIALS CORP.

Dated: June 17, 2015	/s/ Stephen Squires
STEPHEN SQUIRES
Chief Executive Officer

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